EXHIBIT (g)(3)

                                                         May 19, 1999


The Wright Asset Allocation Trust hereby adopts and agrees to become a party to the attached Master Custodian Agreement between the Wright Managed Investment Funds and Investors Bank & Trust Company.



                                            THE WRIGHT ASSET ALLOCATION TRUST



                                             By:  /s/ Peter M. Donovan
                                                 -----------------------
                                                      Peter M. Donovan
                                                      President



Accepted and agreed to:



INVESTORS BANK & TRUST COMPANY



By:  /s/ Michael F. Rogers
     ------------------------
         Michael F. Rogers
         Executive Managing Director